UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PEPCO HOLDINGS, INC.

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Filed by Pepco Holdings, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Pepco Holdings, Inc.

Commission File No.: 001-31403

On June 23, 2014, the following frequently asked questions were posted on the intranets of each of Pepco Holdings, Inc. and Exelon Corporation.

Employee FAQ:

June 2014

Compensation

Q	Will our current salaries decrease?

A	Exelon offers an attractive compensation and benefits program, and has committed to provide current employees and retirees of Atlantic City Electric, Delmarva Power and Pepco a compensation and benefits program for at least two years following the closing of the transaction that is at least as favorable overall as the program employees received immediately prior to the transaction agreement.

Q	When will specifics of the Exelon benefits program and salary structure be communicated to PHI employees?

A	We will have more information about benefits and compensation closer to the close of the transaction.

Q	How will salary increases be impacted?

A	Annual salary increases will not be impacted for 2014 or 2015. We will continue to operate business as usual using our PAS system.

Q	Will my scheduled promotion go through or will it be frozen?

A	At this time, we are operating the business as usual. If your promotion was approved through appropriate channels, the Exelon transaction will not impact that process in 2014.

Tuition Aid

Q	Will we still have a tuition assistance/reimbursement plan? If so, will it be the same as the current plan?

A	While the specific tuition reimbursement program PHI employees will be eligible for post close hasn’t been determined, Exelon encourages employees to further their self-development and to stay on the leading edge of knowledge in their area(s) of responsibility by reimbursing eligible educational expenses for business-related degrees, courses, or programs from approved, accredited educational institutions. Exelon’s Tuition and Education Reimbursement Program is managed through a web-based system administered by EdLink, and offers reimbursements of up to $10,000 per year for undergraduate/individual/certificate courses, and $15,000 per year for graduate courses, with manager approval.

Q	Will the acquisition impact employees who continue with the new company and who are in the middle of getting their advanced degrees (with the support of the educational assistance program)?

A	Exelon has committed to provide employees a compensation and benefits program for at least two years following the closing of the transaction that is at least as favorable overall as the program employees received immediately prior to the transaction agreement. See the previous answer for more details about Exelon’s current tuition reimbursement program.

If you are offered and accept a severance package and are participating or have participated in PHI’s Educational Assistance Program, you will not be required to repay any amounts paid by PHI for any courses taken under the program or any courses which are in progress on the date your active employment ends.

Q	If employees are let go as part of this transition, what will the requirement be as it relates to tuition repayment? Will it be forgiven?

A	If you are participating or you have participated in PHI’s Educational Assistance Program, you will not be required to repay any amounts paid by PHI for any courses taken under the program or any courses which are in progress on the date your active employment ends.

Retirement

Q	For employees who have many years before retirement, what will happen to the company pension plan if there is no defined pension plan with the new structure? Will employees get the lump sum or does it go to their 401K?

A	Federal law protects any benefit earned in the pension and 401k plans. With respect to the future of the company pension and 401k plans, Exelon has committed to provide employees a compensation and benefits program for at least two years following the closing of the transaction that is at least as favorable overall as the program employees received immediately prior to the transaction agreement.

Q	What will the impact be on retiree benefits, pension, etc.? Will there be changes to the retiree medical and life insurance plans?

A	If you have a pension with Pepco Holdings, nothing will change. Pension benefits are protected by law and cannot be altered or eliminated once earned. We are committed to keeping other retiree benefits, such as retiree medical or life insurance, intact through the duration of the transaction process. Additionally, Exelon has committed to provide current and former employees of Atlantic City Electric, Delmarva Power and Pepco compensation and benefits that are at least as favorable in the aggregate as the compensation and benefits provided to employee and former employees immediately before the transaction agreement was signed. This commitment will last for at least two years following the completion of the transaction.

Staff Reductions

Q	Per the earlier FAQs released to employees, can you define who the “utilities” employees are that will be protected from involuntary merger-related job loss for two years following the closing of this transaction? Are “utilities” employees only Bargaining Unit employees, are they all employees paid under Power Delivery, or does “utilities” employees mean every employee under the current PHI umbrella?

A	Due to the differences in our structures, the precise answer to this question will be worked out during our Analysis and Design phases, which are beginning this summer under the leadership of the Integration Office.

Q	Are there any timing estimates that will guide Shared Services (corporate function) employees who might be let go? For example, will layoffs likely occur only after the deal closes, or could they begin immediately?

A	Any merger-related employee departures would not occur until the transaction closes in the second or third quarter of 2015, and communications regarding severance offerings will be shared at the appropriate time. As acknowledged in the announcement, there will be overlapping or redundant positions – and therefore some staffing reductions – in corporate or support functions after the transaction closes.

Q	If an employee is laid off, will the day they are informed of the layoff be their last day, or will there be a period of time between notification and their last day of employment? If there is a notification period, how long will that be?

A	Employees will likely be given advance notice and advised of their last working date, subject to the needs of the business.

Q	With the potential for staff reductions, is there a possibility that employees who face involuntary job loss may instead be able to transfer to a suitable position within one of Exelon’s other companies? (i.e., Would a Pepco Holdings employee no longer needed for corporate services at Atlantic City Electric, Delmarva Power or Pepco, be able to find a suitable position at BGE or PECO through internal channels rather than losing employment?)

A	We anticipate that once the transaction closes, employees from both PHI and Exelon would be able to apply for positions elsewhere in Exelon. More information will be available in the coming months as our organizational structure takes shape.

Q	When can I sign up for a severance package?

A	Communication regarding severance will be provided to affected employees. Exelon has committed to no net involuntary merger-related reductions in employment levels at the utilities for two years following closing. However, as with all acquisitions, there is some overlap in corporate functions between Exelon and Pepco Holdings, and we expect there will be some corporate staffing reductions over time. All affected employees will be provided with an appropriate severance package.

Q	How soon will Exelon announce the percentage of PHI staff cuts they require?

A	An answer to this question will be available in the coming months as the organizational structure begins to take shape.

Q	Will current contracts/contractors be released?

A	Needs for contractors may change in the coming months. In the long term, Exelon and the utilities will determine what our workforce needs will be.

Existing Programs, Plans and Systems

Q	What will happen to the engineering rotation program? Will the rotations still take place this year and in the time leading up to the close of the agreement? What if an employee is rotated into a position that may be downsized or relocated in the future?

A	There are no plans to suspend the Engineer Development Rotation program at this time. A new rotation cycle began in June 2014. Employees that are impacted due to the merger will be provided options for redeployment or severance.

Q	Will we continue with our Capital Plan?

A	Yes. Improving reliability through infrastructure investment remains a top priority.

Power Delivery

Q	Would we bring generation back to local utilities?

A	We have no plans to do so.

Q	Will we move ahead with the New Jersey operating center?

A	It depends on the outcome of the rate case we just filed.

Logistics of Agreement

Q	How will the transition in operations take place?

A	We have not yet developed these plans.

Q	Are there any plans to consolidate Delmarva Power with surrounding Exelon utilities like BGE or PECO? (Understanding that some of the Delmarva Power distribution facilities are presently served from PECO-owned facilities.)

A	Our current plans call for each utility to remain distinct and locally managed.

Q	What should Call Center Representatives tell customers who inquire about their rates possibly going up/down?

A	There will be no immediate changes in the rates as a result of this transaction. Our rates will continue to be determined by the public utilities commissions in the jurisdictions where we operate. Over time, the merger will create savings that will be reflected in reductions in what the cost structure would otherwise be of each of the PHI utilities.

Q	Will we continue with rate cases?

A	The rate cases that are in progress will continue during the transaction review process.

Q	Is there a schedule for new information updates on the combination?

A	We are committed to sharing information in a timely manner as it becomes available. The primary source of information in IN: Information Integration newsletter, which is distributed on a biweekly basis and posted to the Exelon-PHI intranet site.

Safety

Q	Will new safety requirements and/or manuals be issued?

A	This will be reviewed as part of the transition.

*****

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of PHI and its utility subsidiaries. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) PHI or Exelon may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of PHI and its utility subsidiaries may suffer as a result of uncertainty surrounding the merger; (10) PHI and its utility subsidiaries may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect PHI and its utility subsidiaries; and (12) PHI and its utility subsidiaries may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Exelon’s and PHI’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; (3) PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 15; and (4) PHI’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) PART I, ITEM 1. Financial Statements, (b) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) PART II, ITEM 1A. Risk Factors. These risks as well as other risks associated with the proposed merger will be more fully discussed in the proxy statement that PHI intends to file with the SEC and mail to its stockholders in connection with the proposed merger. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. PHI does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on PHI’s or its utility subsidiaries’ businesses (either individually or collectively) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.